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                                  Exhibit 23(m)

                    Amended and Restated Plan of Distribution

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                         TRANSAMERICA IDEX MUTUAL FUNDS

              AMENDED AND RESTATED PLAN OF DISTRIBUTION PURSUANT TO
               RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

                                November 1, 2007

     WHEREAS, Transamerica IDEX Mutual Funds, a Delaware statutory trust ("Trust"), is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment management company, and offers for public sale shares of beneficial interest; and

     WHEREAS, the Trust wishes to adopt a Plan of Distribution ("Plan") pursuant to Rule 12b-1 under the 1940 Act for each series of the Trust (each a "Fund" and collectively, the "Funds") listed on Schedule A hereto.

     NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act with respect to those classes of shares (each a "Class") of the Funds, or if a Fund's shares have not been divided into classes, the Fund itself (in this capacity, a "Series"), listed on Schedule A hereto.

SECTION 1. ANNUAL FEE.

     (a) Service and Distribution Fee. For each Fund with one or more Classes, the Fund may pay to one or more principal underwriters, broker-dealers, financial intermediaries (which may include banks), and others that enter into a distribution, underwriting, selling or service agreement with respect to shares of a Fund or Class thereof (each of the foregoing a "Servicing Party") a service and distribution fee, provided that the aggregate amount of all such payments with respect to a particular Class does not exceed an amount calculated at the annual rate set forth in Schedule A for that Class.

     For each Series, the Series may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to the Series does not exceed an amount calculated at the annual rate set forth in Schedule A for that Fund. For each Series, the remaining provisions of this Plan that speak in terms of Classes shall apply mutatis mutandis to the Series.

     (b) Payment of Fees. The service and distribution fee (the "Service Fees") described above will be calculated daily and paid monthly by each Fund with respect to each Class as provided in Schedule A.

     The Trust is authorized to engage in the activities listed herein either directly or through other entities.

SECTION 2. EXPENSES COVERED BY THE PLAN.

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     With respect to the fees payable by each Class, the Service Fees for a
Class may be used by a Servicing Party for expenses related to that Class, including without limitation: (a) costs of printing and distributing the Fund's prospectuses, statements of additional information and reports to prospective investors in the Fund; (b) advertising expenses and costs involved in preparing, printing and distributing sales literature pertaining to the Fund and reports for persons other than existing shareholders; (c) an allocation of overhead and other branch office distribution-related expenses of a Servicing Party, including but not limited to, office space and equipment, and communication facilities; (d) payments made to, and expenses of, a Servicing Party (including on behalf of its financial consultants) and other persons who provide support or personal services to Fund shareholders in connection with the distribution of the Fund's shares, including but not limited to, salary, commissions (including trail or maintenance commissions calculated with reference to the average daily net asset value of shares held by shareholders who have a brokerage or other service relationship with the Servicing Party), travel and related expenses of sales employees or agents of a Servicing Party, and expenses of the following: answering routine inquiries regarding the Fund and its operations, processing shareholder transactions, promotional, advertising or marketing activity, sub-accounting and recordkeeping services (in excess of ordinary payments made to the Fund's transfer agent or other recordkeeper), obtaining shareholder information and providing information about the Fund, asset allocation services, compensating sales personnel, maintaining and servicing shareholder accounts (including the payment of a continuing fee to financial consultants); and (e) interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing; provided, however, that (i) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the Servicing Party and other persons as compensation for the sale of the shares (including payments that may be deemed to be selling concessions or commissions) may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Financial Industry Regulatory Authority ("FINRA") Conduct Rule 2830 or any successor rule, in each case as amended or interpreted by the FINRA ("Rule 2830"), and (ii) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2830.

     The Servicing Party may retain any portions of the Service Fees in excess of its expenses incurred.

     It is recognized that a Fund's investment adviser, principal underwriter, a Servicing Party, or an affiliate of the foregoing may use its management or advisory fee revenues, past profits or its resources from any other source, to make payment to a Servicing Party or any other entity with respect to any expenses incurred in connection with the distribution or marketing and sales of the Fund's shares, including the activities referred to above. Notwithstanding any language to the contrary contained herein, to the extent that any payments made by the Fund to its adviser or any affiliate thereof, including payments made from such adviser or affiliate's management or advisory fee or administrative fee or payments made for shareholder services, should be deemed to be indirect financing of any activity primarily intended to result in the sale of Fund shares, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitations set forth in Section 1.

     It is further recognized that a Fund will enter into normal and customary custodial, transfer agency, recordkeeping and dividend disbursing agency and other service provider arrangements, and make separate payments under the terms and conditions of those arrangements. These arrangements shall not ordinarily be deemed to be a part of this Plan.

SECTION 3. SALES CHARGES

     It is understood that, under certain circumstances, as disclosed in a Fund's prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and the Fund may pay to the Servicing Party, or the Fund may permit such persons to retain, as the case may be, such sales charge as fully or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, under certain circumstances, as disclosed in a Fund's prospectus, the Fund or the Servicing Party may impose certain deferred sales charges in connection with the repurchase of such Fund shares, and the Fund may pay to a Servicing Party, or the Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

SECTION 4. APPROVAL BY SHAREHOLDERS.

     Except to the extent that, in accordance with Section 8 below, this Plan amends an existing plan adopted pursuant to the Rule with respect to a Fund or Class, the Plan will not take effect, and no fee will be payable in

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accordance with Section 1 of the Plan, with respect to a Class of a Fund until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of that Class. The Plan will be deemed to have been approved with respect to a Class of each Fund so long as a majority of the outstanding voting securities of that Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

SECTION 5. APPROVAL BY TRUSTEES.

     Neither the Plan nor any related agreements will take effect, with respect to a Class of a Fund, until approved by a majority vote of both (a) the Board of Trustees ("Board") and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

SECTION 6. CONTINUANCE OF THE PLAN.

     The Plan shall continue in effect with respect to each Class for so long as such continuance is specifically approved at least annually by the Trustees of the Trust and by a majority of the Qualified Trustees in accordance with Section 5.

SECTION 7. TERMINATION.

     The Plan may be terminated at any time with respect to a Class of a Fund
(i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the applicable Class of the Fund or (ii) by a majority vote of the Qualified Trustees. The Plan may remain in effect with respect to a particular Class of a Fund even if the Plan has been terminated in accordance with this Section 7 with respect to any other Class of the Fund.

SECTION 8. AMENDMENTS.

     The Plan may not be amended with respect to any Class so as to increase materially the amount to be spent for distribution, unless such amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Trust's Board in the manner described in Section 5.

SECTION 9. SELECTION OF CERTAIN TRUSTEES.

     While the Plan is in effect, the Trust shall comply with Rule 12b-1(c).
SECTION 10. WRITTEN REPORTS.

     In each year during which the Plan remains in effect, the officers of the Fund will prepare and furnish to the Trust's Board and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

SECTION 11. PRESERVATION OF MATERIALS.

     The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 10, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan.

SECTION 12. MEANINGS OF CERTAIN TERMS.

     As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act, by the Securities and Exchange Commission, or as interpreted by the Commission.

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SECTION 13. LIMITATION OF LIABILITY.

     Notice is hereby given that this Plan has been adopted on behalf of the Fund by the Trustees of the Trust in their capacity as Trustees of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

SECTION 14. SEVERABILITY.

     The provisions of the Plan are severable for each Fund and Class covered by this Plan, and actions taken with respect to a Plan in conformity with the Rule will be taken separately for each such Fund or Class.

SECTION 15. GOVERNING LAW.

     This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware and the applicable provisions of the 1940 Act.

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                                   SCHEDULE A
                           12B-1 PLAN OF DISTRIBUTION

The following series and classes of shares are offered effective as of November 1, 2007:

TA IDEX ALLIANCEBERNSTEIN INTERNATIONAL     TA IDEX AMERICAN CENTURY LARGE COMPANY      TA IDEX ASSET ALLOCATION - CONSERVATIVE
VALUE                                       VALUE                                       PORTFOLIO
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I                                     Class R

TA IDEX ASSET ALLOCATION - GROWTH           TA IDEX ASSET ALLOCATION - MODERATE         TA IDEX ASSET ALLOCATION - MODERATE
PORTFOLIO                                   GROWTH PORTFOLIO                            PORTFOLIO
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class R                                     Class R                                     Class R

TA IDEX BJURMAN, BARRY MICRO EMERGING       TA IDEX BLACKROCK GLOBAL ALLOCATION         TA IDEX BLACKROCK LARGE CAP VALUE
GROWTH
Class I                                     Class I                                     Class I

TA IDEX BLACKROCK NATURAL RESOURCES         TA IDEX CLARION GLOBAL REAL ESTATE
                                            SECURITIES                                  TA IDEX EVERGREEN HEALTH CARE
Class I                                     Class A                                                  Class A
                                            Class B                                                  Class B
                                            Class C                                                  Class C
                                            Class I                                                  Class I

TA IDEX EVERGREEN INTERNATIONAL SMALL CAP   TA IDEX FEDERATED MARKET OPPORTUNITY        TA IDEX JPMORGAN INTERNATIONAL BOND
Class I                                     Class I                                     Class I

TA IDEX JPMORGAN MID CAP VALUE              TA IDEX JENNISON GROWTH                     TA IDEX LEGG MASON PARTNERS ALL CAP
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I

TA IDEX LEGG MASON PARTNERS INVESTORS       TA IDEX LOOMIS SAYLES BOND                  TA IDEX MFS INTERNATIONAL EQUITY
VALUE
Class A                                     Class I                                     Class A
Class B                                                                                 Class B
Class C                                                                                 Class C
Class I

TA IDEX MARSICO GROWTH                      TA IDEX MARSICO INTERNATIONAL GROWTH        TA IDEX MELLON MARKET NEUTRAL STRATEGY
Class A                                     Class I                                     Class I
Class B
Class C
Class I

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
TA IDEX MULTI-MANGER ALTERNATIVE            TA IDEX MULTI-MANGER INTERNATIONAL FUND     TA IDEX NEUBERGER BERMAN INTERNATIONAL
STRATEGIES FUND
Class A                                     Class A                                     Class I
Class C                                     Class B
                                            Class C

TA IDEX OPPENHEIMER DEVELOPING MARKETS      TA IDEX OPPENHEIMER SMALL- & MID-CAP        TA IDEX PIMCO REAL RETURN TIPS
                                            VALUE
Class I                                     Class I                                     Class A
                                                                                        Class B
                                                                                        Class C
                                                                                        Class I

TA IDEX PIMCO TOTAL RETURN                  TA IDEX PROTECTED PRINCIPAL STOCK           TA IDEX TEMPLETON TRANSAMERICA GLOBAL
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class I                                     Class M                                     Class I

TA IDEX THIRD AVENUE VALUE                  TA IDEX TRANSAMERICA BALANCED               TA IDEX CONVERTIBLE SECURITIES
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I                                     Class I

TA IDEX TRANSAMERICA EQUITY                 TA IDEX TRANSAMERICA FLEXIBLE INCOME        TA IDEX TRANSAMERICA GROWTH OPPORTUNITIES
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class I                                     Class I                                     Class I
Class T

TA IDEX TRANSAMERICA HIGH-YIELD BOND        TA IDEX TRANSAMERICA MONEY MARKET           TA IDEX TRANSAMERICA SCIENCE & TECHNOLOGY
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
                                            Class C                                     Class C
Class I                                     Class I                                     Class I

TA IDEX TRANSAMERICA SHORT-TERM BOND        TA IDEX TRANSAMERICA SMALL/MID CAP VALUE    TA IDEX TRANSAMERICA VALUE BALANCED
Class A                                     Class A                                     Class A
Class C                                     Class B                                     Class B
Class I                                     Class C                                     Class C
                                            Class I                                     Class I

TA IDEX UBS DYNAMIC ALPHA                   TA IDEX UBS LARGE CAP VALUE                 TA IDEX VAN KAMPEN EMERGING MARKETS DEBT
Class I                                     Class I                                     Class I

TA IDEX VAN KAMPEN MID-CAP GROWTH           TA IDEX VAN KAMPEN SMALL COMPANY GROWTH
Class I                                     Class I

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                          SERVICE AND DISTRIBUTION FEES

     The Fund is authorized to pay to Servicing Party the following annual distribution and service fees as compensation for Servicing Party's services as Distributor of those specific shares of the Fund.

Class A Shares 0.35% of average daily net assets of the Fund's Class A shares Class B Shares 1.00% of average daily net assets of the Fund's Class B shares Class C Shares 1.00% of average daily net assets of the Fund's Class C shares Class M Shares 1.00% of average daily net assets of the Fund's Class M shares Class R Shares 0.75% of average daily net assets of the Fund's Class R shares

     The Fund may pay a distribution and service fee to Servicing Party at a lesser rate than the fees specified in Sections 1(a) and 1(b), respectively, of this Plan, in either case as agreed upon by the Trust and Servicing Party and as approved in the manner specified in Section 5 of this Plan.

     12b-1 distribution and service fees are not applicable to Class I and Class T shares.